EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements (Nos. 333-90319 and 333-90313) on Form S-8 of CareAdvantage, Inc. of our report dated March 18, 2002, on our audit of the consolidated financial statements of CareAdvantage, Inc., which report appears in the December 31, 2001 annual report on Form 10-KSB of CareAdvantage, Inc.



/s/ Arthur Anderson, LLP

New York, NY
March 28, 2002